Exhibit (e) (vi) under Form N-1A
                                              Exhibit 1 under Item 601/Reg. S-K

                                                       Schedule B
                                                       to the
                                                       Distributor's Contract
                                                       for Class B Shares of the
                                                       Federated Funds

                               ALLOCATION SCHEDULE

         Contingent Deferred Sales Charges and Asset Based Sales Charges related to Shares of each Fund shall be allocated among the existing Principal Distributor and any subsequent Principal Distributor in accordance with this Schedule B.

         Defined terms used in this Schedule B and not otherwise defined herein shall have the meaning assigned to them in the Distributor's Contract. As used herein the following terms shall have the meanings indicated:

         "Commission Share", means in respect of any Fund, each Share of such Fund, other than an Omnibus Share, which is issued under circumstances which would normally give rise to an obligation of the holder of such Share to pay a Contingent Deferred Sales Charge upon redemption of such Share (including, without limitation, any Share of such Fund issued in connection with a Permitted Free Exchange) and any such Share shall continue to be a Commission Share of such Fund prior to the redemption (including a redemption in connection with a Permitted Free Exchange) or conversion of such Share, even though the obligation to pay the Contingent Deferred Sales Charge may have expired or conditions for waivers thereof may exist.

         "Date of Original Issuance" means in respect of any Commission Share, the date with reference to which the amount of the Contingent Deferred Sales Charge payable on redemption thereof, if any, is computed.

         "Existing Distributor Cut-Off Date" means , in respect of any Fund, the last date on which the existing Principal Distributor acted as Principal Distributor of Shares of such Fund.

         "Free Share" means, in respect of any Fund, each Share of such Fund, other than a Commission Share or Omnibus Share (including, without limitation, any Share issued in connection with the reinvestment of dividends or capital gains).

         "Inception Date" means in respect of any Fund, the first date on which such Fund issued Shares.

         "Net Asset Value" means, (i) with respect to any Fund, as of the date any determination thereof is made, the net asset value of such Fund computed in the manner such value is required to be computed by such Fund in its reports to its shareholders, and (ii) with respect to any Share of such Fund as of any date, the quotient obtained by dividing: (A) the net asset value of such Fund (as computed in accordance with clause (i) above) allocated to Shares of such Fund (in accordance with the constituent documents for such Fund) as of such date, by (B) the number of Shares of such Fund outstanding on such date.

         "Omnibus Share" means, in respect of any Fund, a commission share sold by one of the Selling Agents listed on Exhibit I. If the Fund, the existing Principal Distributor and its Transferees and each subsequent Principal Distributor determine that the Seller's Transfer Agent is able to track all commission shares sold by any of the Selling Agents listed on Exhibit I in the same manner as Commission Shares are currently tracked in respect of Selling Agents not listed on Exhibit I, then Exhibit I shall be amended to delete such Selling Agent from Exhibit I so that commission shares sold by such Selling Agent will thereafter be treated as Commission Shares.

         "Subsequent Distributor Start-Up Date" means, in respect of any subsequent Principal Distributor and any Fund, the first date on which such subsequent Principal Distributor acted as principal distributor of Shares of such Fund.

         "Subsequent Distributor Cut-Off Date" means, in respect of any subsequent Principal Distributor and any Fund, the last date on which such subsequent Principal Distributor acted as principal distributor of Shares of such Fund.

  PART I:ATTRIBUTION OF SHARES

         Shares of each Fund, which are outstanding from time to time, shall be attributed to the existing Principal Distributor and any subsequent Principal Distributor in accordance with the following rules:

         (1) Commission Shares:

         (a) Commission Shares of any Fund attributed to the existing Principal Distributor shall be Commission Shares, the Date of Original Issuance of which occurred on or after the Inception Date of such Fund and on or prior to the Existing Distributor Cut-Off Date in respect of such Fund.

         (b) Commission Shares of any Fund attributed to any subsequent Principal Distributor shall be Commission Shares of such Fund, the Date of Original Issuance of which occurs after the Subsequent Distributor Start-Up Date and on or prior to the Subsequent Distributor Cut-Off Date.

         (c) A Commission Share of a particular Fund (the "Issuing Fund") issued in consideration of the investment of the proceeds of the redemption of a Commission Share of another Fund (the "Redeeming Fund") in connection with a Permitted Free Exchange, is deemed to have a Date of Original Issuance identical to the Date of Original Issuance of the Commission Share of the Redeeming Fund and any such Commission Share will be attributed to the existing Principal Distributor or a subsequent Principal Distributor based upon such Date of Original Issuance in accordance with rules (a) and (b) above.

         (d) A Commission Share redeemed other than in connection with a Permitted Free Exchange or converted to a Class A share is attributable to the existing Principal Distributor or a subsequent Principal Distributor based upon the Date of Original Issuance in accordance with rule (a), (b) and (c) above.

         (2) Omnibus Shares:

         Omnibus Shares of a Fund outstanding on any date shall be attributed to the existing Principal Distributor or a subsequent Principal Distributor, as the case may be, in the same proportion that outstanding Commission Shares of such Fund are attributed to it on such date.

  (3)    Free Shares:

         Free Shares of a Fund outstanding on any date shall be attributed to the existing Principal Distributor or a subsequent Principal Distributor, as the case may be, in the same proportion that the Commission Shares of such Fund outstanding on such date are attributed to it on such date.



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  PART II:  ALLOCATION OF CONTINGENT DEFERRED SALES CHARGES ("CDSCs")
  -------------------------------------------------------------------

         (1) CDSCs Related to the Redemption of Commission Shares:

         CDSCs in respect of the redemption of Commission Shares shall be allocated to the existing Principal Distributor or a subsequent Principal Distributor depending upon whether the related redeemed Commission Share is attributable to the existing Principal Distributor or such subsequent Principal Distributor, as the case may be, in accordance with Part I above.

         (2) CDSCs Related to the Redemption of Omnibus Shares:

         Aggregate CDSCs in respect of the redemption of Omnibus Shares of all Funds during any period shall be allocated to the existing Principal Distributor or a subsequent Principal Distributor in the same proportion that aggregate CDSCs related to Commission Shares of all Funds during such period were allocated to each thereof.

  PART III: ALLOCATION OF ASSET BASED SALES CHARGES

         Assuming that the Asset Based Sales Charge remains constant over time and among Funds so that Part IV hereof does not become operative:

         (1) The portion of the aggregate Asset Based Sales Charges accrued in respect of all Shares of all Funds during any calendar month allocable to the existing Principal Distributor or a subsequent Principal Distributor is determined by multiplying the total of such Asset Based Sales Charges by the following fraction:

                                   (A + C) / 2
                                   (B + D) / 2

  where:

   A = The aggregate Net Asset Value of all Shares of all Funds attributed to the existing Principal Distributor or such subsequent Principal Distributor, as the case may be, and outstanding at the beginning of such calendar month

   B = The aggregate Net Asset Value of all Shares of all Funds at the beginning of such calendar month

   C = The aggregate Net Asset Value of all Shares of all Funds attributed to the existing Principal Distributor or such subsequent Principal Distributor, as the case may be, and outstanding at the end of such calendar month

   D = The aggregate Net Asset Value of all Shares of all Funds at the end of such calendar month

         (2) If the Fund, the existing Principal Distributor and its Transferees and each subsequent Principal Distributor determine that the Transfer Agent is able to produce automated monthly reports which allocate the average Net Asset Value of the Commission Shares (or all Shares if available) of all Funds among the existing Principal Distributor and each subsequent Principal Distributor in a manner consistent with the methodology detailed in Part I and Part III(1) above, the portion of the Asset Based Sales Charges accrued in respect of all Shares of all Funds during a particular calendar month will be allocated to the existing Principal Distributor and each subsequent Principal Distributor by multiplying the total of such Asset Based Sales Charges by the following fraction:

                                    (A) / (B)

  where:

   A = Average Net Asset Value of all the Commission Shares (or all Shares if available) of all Funds for such calendar month attributed to the existing Principal Distributor or such subsequent Principal Distributor, as the case may be

   B = Total average Net Asset Value of all Commission Shares (or all Shares if available) of all Funds for such calendar month

PART IV: ADJUSTMENTS OF THE EXISTING PRINCIPAL DISTRIBUTOR'S AND EACH SUBSEQUENT PRINCIPAL DISTRIBUTOR'S ALLOCABLE SHARE OF ASSET BASED SALES CHARGES AND CONTINGENT DEFERRED SALES CHARGES

         The Parties to the Distributor's Contract recognize that, if the terms of any Distributor's Contract, any Distribution Plan, any Prospectus, the Conduct Rules or any other Applicable Law change disproportionately reduces, in a manner inconsistent with the intent of this Allocation Schedule the amount of the existing Principal Distributor's or any subsequent Principal Distributor's Allocable Portion of Asset Based Sales Charges or Contingent Deferred Sales Charges in respect of any Fund that would have been determined on the basis of this Allocation Schedule as of any date had no such change occurred, this Allocation Schedule in respect of the Shares relating to such Fund shall be adjusted by agreement among the Fund, the existing Principal Distributor and its Transferees and each subsequent Principal Distributor; provided, however, if the existing Principal Distributor, such Transferees, each subsequent Principal Distributor and such Fund cannot agree within thirty (30) days after the date of any such change, the Parties shall submit the question to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the decision reached by the arbitrator shall be final and binding on the Parties hereto.


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                                    EXHIBIT I

                    SELLING AGENTS CURRENTLY OFFERING OMNIBUS SHARES


  1. Merrill Lynch 2. Core-Link